LEASE

Lease between MARBRAD, INC., a Florida corporation having an office c/o Streamline Management Corp., 1125 Washington Avenue, Miami Beach, Florida ("Landlord") and the tenant described in Line 1 of the Terms Sheet attached hereto as Exhibit A ("Tenant").

1.       GRANT

         Upon the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord, the "Premises" described in Line 2 of the Terms Sheet, which Premises are located in the Intercontinental Bank Office Building, 930 Washington Avenue, Miami Beach, Florida (the "Real Property"). The approximate boundaries of the Premises are shown hatched in the schematic sketch attached to this Lease as Exhibit "B".

2.       TERM OF LEASE

         The Term of this Lease shall be as set forth in Line 3 of the Terms Sheet.

3.       BASE RENT

         As Base Rent, Tenant shall pay Landlord, at Landlord's address set forth above, or at such other address specified in writing by Landlord, the amount set forth in Line 4 of the Terms Sheet. Base Rent is payable in advance, without setoff, further notice, or demand on the first day of each calendar month. In addition to each monthly installment of Base Rent, Tenant shall pay all applicable rental or sales taxes. If the Commencement Date or the Expiration Date of the Term are on a day other than the first day of a calendar month, the Base Rent for said fractional month shall be prorated on a per diem basis. Payment of the first month's installment of Base Rent is hereby acknowledged.

4.       SECURITY DEPOSIT

         As security for the full and prompt performance of all Tenant's obligations under the Lease, concurrent with the execution of this Lease, Tenant shall deposit with Landlord a Security Deposit in the amount set forth in Line 5 of the Terms Sheet. If Tenant fails to make any payments under this Lease when due, or fails to comply with each of the terms, covenants, and conditions of this Lease, Landlord may, but is not obligated to, apply the Security Deposit to the payments due or to the payment of Landlord's costs and expenses (including reasonable attorneys fees) in connection with performing Tenant Is obligations on Tenant's behalf, regaining possession of the Premises, or reletting the Premises, without

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         thereby curing Tenant's default or releasing Tenant from any of
         Tenant's obligations under this Lease. Landlord may commingle the Security Deposit with Landlord's other funds, and Landlord shall not be required to pay Tenant any interest on the Security Deposit. If Tenant fully and promptly performs all Tenant's obligations under this Lease, within 30 days following the Expiration Date, Landlord shall return the Security Deposit to Tenant at Tenant's address set forth in this Lease or at such other address specified by Tenant in a notice to Landlord received by Landlord before the Expiration Date.

5.       PARKING

         Tenant is hereby granted the exclusive use of the parking spaces set forth in Line 6 of the Terms Sheet. Landlord reserves the right to change the location of Tenant's designated parking spaces from time to time so long as the number of spaces is not affected thereby. Tenant acknowledges' that all other spaces in the parking facility serving the Building are allocated for the exclusive use of other tenants of the Building and that neither Tenant, nor Tenant's guests or invitees shall use any spaces other then the ones set forth in Line 6 of the Terms Sheet. Tenant further acknowledges that the parking facility is patrolled by a towing company and cars parked in a space allocated to another tenant may be towed.

6.       USE

         Tenant may use the Premises for general and administrative offices and for no other purpose. Tenant shall not permit the Premises to be used for any unlawful or immoral purpose. In the conduct of Tenant's business, Tenant shall, at Tenant's expense, comply with all applicable laws, ordinances, rules and regulations, the reasonable requirements of all insurance underwriters providing insurance to ' the Premises and the Building, and the Rules and Regulations attached to this Lease as Exhibit "C", as they may be amended by Landlord from time to time. Tenant shall not use the Premises in a manner that increases the fire insurance premiums for the Building. Tenant shall not install safes, heavy file cabinets, or other heavy equipment in the Premises without Landlord's prior approval of the installation, location, and method of installation. In the conduct of Tenant's business operations, Tenant shall not make any noise or odor objectionable to other tenants, the public, or Landlord, and Tenant shall not create or maintain a nuisance in the Premises. Tenant shall not use, create, store or permit any toxic or hazardous material anywhere on the Real Property. Tenant shall keep the Premises free of debris, dangerous, noxious, or offensive items, fire hazards, and undue vibration, heat or noise.

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         In Tenant's use of the Premises, Tenant shall not obstruct or permit the obstruction of the sidewalks, driveways, entrances, passages, lobby, corridors, stairs, or elevators of the Building. Tenant may not move Tenant's furniture, equipment, supplies, or other persona property or permit deliveries of such items through the Common Areas except at such hours and upon such conditions as Landlord may reasonably require from time to time. Tenant shall reimburse Landlord with 10 days after Landlord's demand for any damage or injury to persons or property resulting from Tenant's movement of such items or delivery to tenant of such items through the Common Areas. Landlord may, as a condition for granting permission to Tenant to move furniture and equipment through the common areas of the Building, require a damage deposit from Tenant.

7.       UTILITIES AND SERVICES

         Landlord shall furnish the following utilities and services to the Building and the Premises as reasonably required in connection with Tenant's use of the Premises, Monday through Friday, during business hours (8:00 a.m. to 6:00 p.m.) except on federal bank holidays:

         (a) janitorial services (during non-business hours Monday through Friday), except that shampooing and replacement of carpet as required by Tenant shall be at Tenant's expenses;

         (b)     Periodic trash removal;

         (c)     Elevator service in common with other tenants;

         (d) Air conditioning is provided on Monday through Friday from 8:00 a.m. to 6:00 p.m. and on Saturday from 8:00 a.m. to 1:00 p.m., except on Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, Christmas Day and New Year's Day.

         (e) Electricity for standard lights, air-conditioning, and standard office equipment. Electricity for extraordinary office equipment and additional air-conditioning required in connection with computers or other extraordinary office equipment shall be separately metered and shall be available to Tenant only with Landlord's prior written approval;

         (f) Water for drinking, ordinary lavatory purposes, and the fire sprinkler system (if applicable);

         (g) Common use restrooms on each floor of the Building, including maintenance, periodic cleaning, and supplies.

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         Landlord is not responsible to Tenant for any interruption in utility and other services unless caused by Landlord's negligence or willful misconduct.

         Should Tenant desire utilities or services to be provided by Landlord at times other than those times set forth in this Lease, Landlord may, but is not obligated to, furnish such additional utilities or services as are requested by Tenant. In a written notice to Landlord at least 48 hours before Tenant requires the utilities or services. Tenant shall pay Landlord, within 10 days after Landlord's demand, for all Landlord's costs in providing such additional utilities or services.

8.       TENANT'S APPURTENANT RIGHTS

         During the Term, Landlord grants Tenant a non-exclusive right to use the Common Assets, including the right of ingress and egress to the Premises. This right may be exercised by Tenant, its agents, employees, independent contractors, invitees, and customers, subject to similar rights granted from time to time to other parties, and subject to the Rules and Regulations attached to this Lease as Exhibit "C", as they may be amended by Landlord from time to time.

9.       LANDLORD'S RIGHT OF ACCESS

         Landlord, and other authorized by Landlord, may enter the Premises at reasonable times and upon reasonable prior verbal or written notice to Tenant for those purposes reasonably related to Landlord's ownership and operation of the Building, including inspection, maintenance and repair, emergencies, and showing the Premises to prospective tenants or purchasers.

10.      MAINTENANCE, REPAIR AND REPLACEMENT

         Tenant shall, at Tenant's sole expense, keep the interior of the Premises in good condition and repair. Tenant shall promptly repair any injury or damage to the Building, the parking facility serving the Building, or the Real Property caused by Tenant's unauthorized use of the Premises or by the fault or neglect of Tenant, Tenant's employees, customers, invitees, and others permitted on the Premises by Tenant's employees, customer, invitees, and others permitted on the Premises by Tenant. If Tenant does not promptly and adequately perform its obligations under this paragraph after written notice from Landlord specifying the nature of Tenant's failure, in addition to any other remedy Landlord may have under this Lease or pursuant to law, Landlord may perform Tenant's obligations on Tenant's behalf and Tenant shall, upon demand, reimburse Landlord for the reasonable costs and expenses so incurred. Landlord shall maintain and repair all

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         other elements of the Building, the parking facility serving the
         Building, and the Real Property, including plumbing, lighting, HVAC service, plate glass,k and structural components.

         All repairs, maintenance, and replacements by Landlord and Tenant shall be performed in a good and workmanlike manner, in compliance with all applicable governmental laws, regulations, ordinances, rules, and codes, and shall incorporate materials and techniques equal to or exceeding the quality of the items repaired, maintained, replaced.

11.      CONDITION OF PREMISES

         Tenant acknowledges that Tenant has inspected the Premises and that the Premises are suitable for Tenant's use. Tenant accepts the Premises in "as-is" condition. Tenant acknowledges that no work needs to be performed by Landlord to prepare the Premises for Tenant's occupancy. Landlord makes no warranties or representations as to the condition of the Premises or their suitability for Tenant's use.

12.      NO LEASEHOLD IMPROVEMENTS

         Tenant shall not make any alterations, additions, or improvements within, or to the Premises, without first obtaining Landlord's approval in writing, which approval may be denied for any reason whatsoever.

13.      TENANT'S INSURANCE

         From the date Landlord grants Tenant access to the Premises and during the Term, Tenant shall at Tenant's sole expense, maintain comprehensive general liability insurance with a combined single limit coverage of not less than $500,000.00, with a reputable insurance underwriter reasonably acceptable to Landlord. The comprehensive policy shall name Landlord and Landlord's agent as an additional insured and provide that Landlord's right to insurance proceeds shall not be subject to invalidation by reason of Tenant's acts or omissions. All insurance policies shall include a provision that the coverage may not be reduced or cancelled without 30 days prior written notice to Landlord.

14.      WAIVER OF SUBROGATION

         To the extent that any loss suffered by Tenant is covered by insurance, Tenant waives all claims it may have against Landlord, and, to the extent possible without voiding the insurance coverage, each insurance policy obtained by Tenant concerning the Premises and the Building shall include a waiver of subrogation endorsement.


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15.      TENANT'S INDEMNIFICATION

         Tenant shall indemnify, defend Landlord from, and hold Landlord harmless against any claim, suit, liability, loss, damage, cost, and expense in connection with any construction work, additions, alterations, or improvements by Tenant in or about the Premises, or in connection with loss of life, personal injury, or damage to property arising from Tenant's use or occupancy of the Premises, but not to the extent caused by the willful misconduct of Landlord, its agents or employees. This indemnity applies to Tenant's use and occupancy of the Premises prior to the Commencement Date and throughout the Term and shall survive the termination of this Lease.

16.      LANDLORD'S EXCULPATION AND TENANT'S ATTORNMENT

         If Landlord defaults under this Lease, Tenant agrees to look solely to the Landlord's interest in the Building and the Real Property, and neither Landlord nor any of its partners, officers, directors or shareholders shall have any personal liability to Tenant for Landlord's defaults under this Lease or for the breach of any representation, warranty, covenant or agreement. Any judgments entered against Landlord based upon Landlord's default under this Lease shall be satisfied solely from the proceeds of the sale of Landlord's interest in the Building and the Real Property. If Landlord sells the Building, Landlord shall be released from any future obligation or liability to Tenant under this Lease.

17.      DAMAGE BY FIRE AND OTHER CASUALTY

         Tenant shall give Landlord prompt notice of any damage to the Premises by fire or casualty. If the Building is partially or totally destroyed Landlord may, at its option, terminate this Lease as of the date of the casualty, and all periodic payments required of Tenant under this Lease shall be equitably adjusted.

18.      CONDEMNATION

         If the Building and the Real Property are taken by the power of eminent domain (or conveyed to the condemning authority under threat of condemnation), this Lease shall terminate on the date the condemning authority takes possession, and all periodic payments made by Tenant under this Lease shall be equitably adjusted.

         If a portion of the Building or Real Property is taken by the power of eminent domain (or conveyed to the condemning authority under threat of condemnation), at Landlord's option exercised on or before the date the condemning authority takes

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         possession, this Lease shall terminate effective as of the date the condemning authority takes possession. If Landlord does not exercise its option to terminate this Lease, to the extent possible following the taking, Landlord shall repair and restore those portions of the Premises and the Building originally provided by Landlord, and Tenant shall repair and restore all other portions of the Premises.

         During the period of Landlord's repair and restoration of the Premises, all Base Rent and Adjusted Rent shall abate in an amount bearing the same ratio to the Base Rent and Adjusted Rent otherwise due for such period as the untenantable portion of the Premises from time to time bears to the entire Premises. All periodic payments required of Tenant under this Lease shall be equitably adjusted as of the date the condemning authority takes possession to reflect any permanent reduction in the usable portion of the Premises.

         Tenant waives Tenant's right to all proceeds of condemnation (or of conveyance to the condemning authority under threat of condemnation) representing the value of Tenant's leasehold interest or of the leasehold improvements in the Premises. Nothing in this paragraph, however, shall prevent Tenant from pursuing a separate claim for business damages or moving expenses against the condemning authority, so long as the award or proceeds paid to Tenant does not reduce the award or proceeds otherwise payable to Landlord.

19.      SURRENDER

         On the Expiration Date (or sooner termination of the Term) Tenant shall remove all Tenant's personal property and trade fixtures from the Premises, and Tenant shall surrender possession of the Premises to Landlord in as good condition, as existed when Tenant took possession, reasonable wear and tear and insured casualty damages excepted. All personal property or trade fixtures not removed by Tenant shall, upon the Expiration Date (or sooner termination of the Term) become Landlord's property, and Landlord may, at its option, either retain the personal property and trade fixtures or dispose of all or any portion of them at Tenant's expense. Tenant shall reimburse Landlord upon demand for all Landlord's expenses incurred in connection with disposing of Tenant's personal property and trade fixtures. This obligation shall survive the expiration or termination of this Lease.

         If this Lease terminates as a result of an insured casualty, Tenant is not obliged to repair and restore the Premises, but Landlord is entitled to a portion of the proceeds from Tenant's insurance sufficient to reimburse Landlord for the reasonable cost of returning the interior to the Premises to the condition existing immediately before the casualty.

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20.      DEFAULT

         Time is of the essence with regard to the performance of the Tenant s obligations under this Lease. Any of the following constitutes a Default of this Lease by Tenant:

         (a) Failure to pay any periodic payment of Base Rent or any other payment required of Tenant under this Lease within 5 days after any such payment is due.

                 Tenant shall pay Landlord interest at the rate of 18% simple interest per year on all periodic payments due under this Lease that are not made on the date when due, from the date when due until paid in full. All partial payments of past due amounts shall be applied first to interest accrued, then to past due installments of Base Rent.

         (b) Failure to cure any other default of Tenant s obligations under this Lease for a period of 15 days after notice specifying the nature of the default.

         (c)     Abandonment of the Premises.

         (d) Tenant files a voluntary petition in bankruptcy or is adjudicated insolvent or a bankrupt, or makes an assignment for the benefit of creditors, or files a petition for relief under any applicable bankruptcy law, or consents to the appointment of a trustee or receiver of all or any substantial part of its property.

         (e) An involuntary petition under any applicable bankruptcy law is filed against Tenant and is not vacated within 60 days.

21.      LANDLORD'S REMEDIES

         Upon Tenant's default and the expiration or any applicable grace period, Landlord may, at Landlord's option take any one or more of the following actions without further notice or demand;

         (a) Declare all Base Rent or Adjusted Rent for the entire remaining portion of the Term immediately due and payable.

         (b) Bring an action against Tenant to collect all Base Rent or other sums due and owing the Landlord, or to enforce any other term or provision of this Lease.

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         (c)     Terminate this Lease by three days' written notice to Tenant.
                 In the event of termination, Tenant agrees to immediately surrender possession of the Premises. If Landlord terminates this Lease, Landlord may recover from Tenant all damages Landlord incurs by reason of Tenant's default, including damages equal to the present value of the difference between the Base Rent and Adjusted Rent due for the remainder of the term and the market value rent rate for the remainder of the term, and all Landlord's costs and expenses (including reasonable attorneys' fees).

         (d) Landlord may pay or perform, or cause to be paid or performed, any obligation of Tenant under this Lease, for Tenant's account, and Tenant shall promptly reimburse Landlord, upon demand, for all Landlord's costs and expenses (including reasonable attorneys' fees) so incurred.

         (e) Relet the Premises for Tenant's account without terminating this Lease. All sums received by Landlord's from reletting shall be applied first to Landlord's reasonable costs and expenses incurred in relation (including, without limitation, reasonable attorneys' fees, advertising costs, brokerage commissions, and alterations, improvements, and repairs to the Premises), then to the payment of all sums due under this Lease. Upon Landlord's demand, Tenant shall pay any deficiency to Landlord as it arises.

         Landlord's remedies in this paragraph are cumulative and in addition to any other remedies available at law or in equity.

22.      ATTORNEYS' FEES

         In any legal action (including appellate proceedings) filed with respect to this Lease, the prevailing party shall receive reimbursement from the other party of its costs and expenses (including reasonable attorneys' fees awarded by a court of competent jurisdiction).

23.      ASSIGNMENT AND SUBLETTING

         Tenant shall not assign Lease or encumber or sublet the Premises without Landlord's prior written consent.

24.      SUBORDINATION

         Tenant's right, title, and interest in the Premises shall be subject and subordinate to any present or future lease of the entire Building or to the lien of any mortgage now or hereafter encumbering the Premises, the Building, or the Real


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         Property. Although no further act by Tenant is necessary to effectuate
         Tenant's subordination, Tenant shall, upon Landlord's request, execute, acknowledge, and deliver to Landlord all documents Landlord may reasonably require confirming Tenant's subordination of its interest in the Premises to the interest of any holder of a mortgage encumbering the Premises, the Building, or the Real Property.

25.      TENANT ESTOPPEL CERTIFICATE

         Tenant shall, upon Landlord's request, execute, acknowledge, and deliver to Landlord, a written statement certifying that this Lease is in full force and effect, that it is unmodified (or specifying the modifications), specifying the date through which all periodic payments required under this Lease have been paid, and specifying any defaults of this Lease to the Tenant.

26.      HOLD OVER

         If Tenant holds over after the expiration of this Lease, Landlord shall be entitled to collect rent at a rate equal to twice the Base Rent or Adjusted Rent in effect on the Expiration Date.

27.      QUIET ENJOYMENT

         Landlord covenants that, if Tenant pays all sums required under this Lease and performs all the terms, covenants, and conditions required of Tenant under this Lease, Tenant may peaceably and quietly have, hold, and enjoy the Premises during the Term, subject to:

         (a) The claims or all persons arising other than by, through, or under Landlord,

         (b) the rights of all existing and future ground leases or lessees of the entire Building, and

         (c) all existing and future lenders holding mortgages encumbering the Premises, the Building, or the Real Property.

28.      NOTICES

         All notices given in connection with this Lease shall be in writing, and shall be considered delivered when mailed by United States certified mail, return receipt requested, postage prepaid, if to Landlord, at the address set forth in the preamble of this Lease and if to Tenant, at the Premises.

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         Either Landlord or Tenant may change the address for notices by giving proper notice of the new address to the other party.

29.      BENEFITS AND BURDENS

         The provisions of this Lease bind, and are for the benefit of the Landlord, the Tenant, and their respective successors and assigns.

30.      BROKER S FEES

         Tenant warrants to Landlord that no broker other than the one set forth on Line 7 of the Terms Sheet was a procuring cause of this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims, losses, suits, damages, costs, and expenses (including attorneys fees) that Landlord may suffer in connection with an assertion by a broker or other finding agent (other than the broker specified on Line 7 of the Terms Sheet) that he or she assisted or otherwise dealt with Tenant with respect to the negotiation or execution of this Lease.

31.      MECHANICS LIENS

         Tenant is not required or obliged under this Lease to make alterations or improvements to the Premises, and nothing in this Lease shall be construed as a consent by Landlord to subject Landlord's reversionary interest in the Premises to liability under the Florida Mechanics' Lien Law. If, as a result of the installation of any improvements by Tenant on the Premises, or Tenant's maintenance and repair of the Premises, a claim of lien is filed against the Premises, the Building or the Real Property, within ten (10) days after it is filed, Tenant shall either satisfy the claim of lien or transfer it to a bond as permitted by Chapter 713 of the Florida Statutes. If Tenant fails to do so within the ten (10) day period, Landlord may transfer the lien to a bond as permitted by Chapter 713 of the Florida Statutes, and Tenant shall reimburse Landlord for all Landlord's costs and expenses (including reasonable attorneys fees) incurred in connection therewith.

32.      ALL PAYMENTS CONSTITUTE RENT

         All payments required of Tenant under this Lease constitute "rent" and are due without setoff or deduction in legal United States tender, at the times and at the addresses specified in this Lease, or so otherwise specified from time to time by Landlord, together with all sales taxes or similar taxes imposed by the State of Florida upon or with respect to rent.

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33.      ENTIRE AGREEMENT

         This Lease and the attached exhibits, addendums, and riders (if any) constitute the entire agreement between the parties. No subsequent alteration, amendment, or addition to this Lease will bind the Landlord or the Tenant unless it is in writing and signed by the party to be bound.

34.      COUNTERPARTS

         This Lease may be executed in two or more identical counterparts, each of which shall be treated as an original.

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"RADON GAS: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

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                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service for Lessee to Lessor for Lessors' supervision and approval before performance of any such contractual services. This shall apply to all work performed in the building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the building. None of this work will be done by Lessee without Lessor's written approval first had and obtained.

2. The work of the janitor or cleaning personnel shall not be hindered by Lessee after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors, and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc. necessary to prevent unreasonable hardship to Lessor in discharging its obligation regarding cleaning service.

3. Movement in or out or flee building or furniture or office equipment, or dispatch or receipt by Lessee of any merchandise which requires the use of elevators or stairways, or movement through the building entrances or lobby shall be restricted to the hours designated by Lessor from time to time. All such movement shall be as directed by Lessor and in a manner to be agreed upon between Lessee and Lessor by prearrangement before performance. Such prearrangement initiated by Lessee shall include termination by Lessor, and subject to its decision and control of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or to the public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of any acts in connection with carrying out this service for Lessee from the time of entering property to completion of the work; and Lessor shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Lessee.

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4.       No sign or signs will be allowed in any form on the exterior of building or on any window or windows inside or outside of the building and no sign or signs, except in uniform location and uniform style fixed by Lessor, will be permitted in the public corridors or on corridor doors or entrance to Lessee's space. All signs will be contracted for by Lessor or Lessee at the rate fixed by Lessor from time to time, and Lessee will be billed and pay for such service accordingly. Written consent from Lessor is an absolute prerequisite for any such sign or signs any Lessee may be so permitted to use.

5. Nothing shall be placed on the outside of the building or on the windows, window sills or projections.

6. Lessee shall not place, install or operate on the demised premises or in any part of the building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place, use in, or about the demised premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive or hazardous material without the written consent of Lessor first had and obtained.

7. Lessor will not be responsible for any lost or stolen personal property, equipment, money or jewelry from the leased premises, the building or the parking area regardless of whether such loss occurs when the area is locked against entry or not.

8. No birds, animals bicycles or vehicle shall be brought into or kept in or about the building.

9. Lessor may permit entrance to Lessee's offices by use of pass keys controlled by Lessor or employees, contractors, or service personnel, supervised or employed by Lessor.

10. None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, nor shall such areas be used at any time for access or egress by Lessee, Lessee's agents, employees or invitees.

11. Lessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., that are to be placed in the building, and only those which in the opinion of Lessor will not do damage to the floors, structure or elevators may be moved into said building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in the buildings or the existence of same in the building shall be paid for by Lessee.


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

12. No additional locks shall be placed on any door or changes be made to existing locks in Building without proper written consent of Lessor. Lessor will furnish two keys to each lock on doors in the Leased Premises and Lessor, upon the request of Lessee, shall provide additional duplicate keys at Lessee's expense. Lessor may at all times keep a pass key to the Leased Premises. All keys shall be returned to Lessor promptly upon termination of this Lease.

13. Lessee, its officers, agents, servants and employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure lo do so shall be paid by Lessee.

14. Lessee, its employees, agents or invitees shall not use Leased Premises for lodging, sleeping or cooking of food without the prior written consent of Lessor.

15. The plumbing/ballroom facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Lessee, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors or invitees shall have caused it.

16. Canvassing, soliciting and peddling in the building or parking facilities is prohibited and each Lessee shall cooperate to prevent the same. In this respect, Lessee shall promptly report such activities to the Building Manager's office.

THE ABOVE RULES, HEREBY ACCEPTED BY LESSEE, ARE PRESCRIBED BY LESSOR TO ENABLE LESSOR TO MAINTAIN HIGH STANDARDS OF ENVIRONMENT, COMFORT AND CONVENIENCE FOR ITS LESSEES. IT WILL BE APPRECIATED IF ANY UNDESIRABLE CONDITIONS OR LACK OF COURTESY OR ATTENTION BY ITS EMPLOYEES OR CONTRACTORS IS REPORTED DIRECTLY TO LESSOR.

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

                             EXHIBIT A - TERMS SHEET

This Terms Sheet is attached to and is a part of that certain lease between MARBRAD, INC. and the tenant described below.

1.      TENANT:             Consolidated Entertainment, Inc.
                            930 Washington Avenue
                            Miami Beach, Florida 33139

2.      LEASED PREMISES:    The entire fifth (5th) floor.

3.      TERM:               Five (5) years  beginning July 1, 1996 (the
                            "Commencement  Date") and ending June 30, 2001
                            (tine Expiration Date").

4.      BASE RENT:          07/01/96 - 06/30/97        $3,250/mo plus sales tax
                            07/01/97 - 06/30/98        $3,400/mo plus sales tax
                            07/01/98 - 06/30/99        $3,600/mo plus sales tax
                            07/01/99 - 06/30/00        $3,800/mo plus sales tax
                            07/01/00 - 06/30/01        $4,000/mo plus sales tax

5.      SECURITY DEPOSIT:   None

6.      ASSIGNED PARKING:   Spaces 1, 2, 3 and 4 in the main parking lot.
                            Spaces 12-15 in annex parking lot at 910

                            Pennsylvania Ave.

7.      BROKER:             None

8. Wherever the phrase "Base Rent" is used in the Lease, the phrase "Gross Rent" shall be deemed substituted therefor.

9.      Modifying Section 5 of the Lease:

        During the term of this Lease, no charge will be passed through to Tenant for parking.

10.     Modifying Section 7 of the Lease:

        Section 7(b) is hereby deemed deleted. The words "including trash removal" are added to Section 7(a) after the words "Janitorial services".

        The hours during which air conditioning shall be provided, at no additional cost to Tenant, are changed as follows: Monday through Friday 8:00 AM to 8:00 PM and on Saturday none.

11.     Modifying Section 12 of the Lease:

        The words "may be denied for any reason whatsoever" shall be deemed deleted and the words "shall not be unreasonably withheld" shall be substituted therefor.

12.     Modifying Section 17 of the Lease:

        If Tenant's means of ingress or egress to the Premises is eliminated by fire or casualty or if more than twenty (20%) percent of the Premises is damaged by fire or casualty, then Tenant shall have the option to cancel this lease by notice to Landlord given within thirty (30) days of the occurrence of the casualty, such cancellation effective upon the giving of said notice.

13.     Modifying Section 18 of the Lease:

        The following words in the last sentence of the second paragraph shall be deemed deleted "and Tenant shall repair and restore all other portions of the Premises".

14.     Modifying Section 20 of the Lease:

        (a) The five (5) day period set forth in clause (a) shall be increased to ten (10) days.

        (b) The late charge shall only be imposed if the rent is not paid prior to the expiration of the ten (10) day grace period.

        (c) The fifteen (15) day period set forth in clause (b) shall be increased to thirty (30) days.

15.     Modifying Section 23 of the Lease:

        Landlord shall not unreasonably withhold its consent to an assignment of the Lease or a subletting of the Premises.

16.     Modifying Section 26 of the Lease:

        The holdover rent shall be reduced from twice the Gross Rent to one and one-half times the Gross Rent.

17.     Modifying Rule and Regulation Number 12:

        Tenant is hereby granted permission by Landlord to install its own burglar alarm system.

        IN WITNESS WHEREOF, Landlord and Tenant have _______ to be executed as of July 1, 1996.

LANDLORD:

MARBRAD, INC.

By:_____________________________
        Brad Krassner, President

TENANT:

CONSOLIDATED ENTERTAINMENT, INC.

By:_____________________________
        Brad Krassner, President

                                       18